HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
February 23, 2007

PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to six separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Offering Period End Date: February 23, 2007 at 2:00 pm, New York City time
•     Initial Public Offering Price: 100 per cent
•     Initial Valuation Date: February 23, 2007
•     Issue Date: February 28, 2007
•     Maturity Date: 3 business days after the final valuation date

•     Interest Payment Dates: Each monthly anniversary of the issue date (or if that day is not a business day, the following business day), commencing on March 28, 2007 and ending on the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system

Reference Asset/ Reference Issuer (TICKER)	Page Number	Interest Rate (per Annum)	Initial Price	Barrier Price	Principal Amount	Agent’s Discount or Commission Per Note / Total (1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final valuation date
OMNIVISION TECHNOLOGIES, INC. (OVTI)	PR-6	22.60%	$13.83	$10.37	$1,849,000	2.50% / $46,225.00	97.50% / $1,802,775.00	40428HHD7 / US40428HHD70	August 23, 2007
RAMBUS INC. (RMBS)	PR-7	20.50%	$21.79	$15.25	$2,490,000	2.25% / $56,025.00	97.75% / $2,433,975.00	40428HHE5 / US40428HHE53	May 23, 2007
JDS UNIPHASE CORPORATION (JDSU)	PR-8	13.00%	$16.88	$13.50	$225,000	2.25% / $5,062.50	97.75% / $219,937.50	40428HHF2 / US40428HHF29	May 23, 2007
CONSOL ENERGY INC. (CNX)	PR-9	10.00%	$37.67	$28.25	$230,000	3.00% / $6,900.00	97.00% / $223,100.00	40428HHH8 / US40428HHH84	February 25, 2008
LG.Philips LCD Co., Ltd. - ADS (LPL)	PR-10	9.00%	$17.21	$13.77	$225,000	2.50% / $5,625.00	97.50% / $219,375.00	40428HHJ4 / US40428HHJ41	August 23, 2007
CISCO SYSTEMS, INC. (CSCO)	PR-11	8.40%	$27.51	$23.38	$220,000	3.00% / $6,600.00	97.00% / $213,400.00	40428HHK1 / US40428HHK14	February 25, 2008

(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this pricing supplement beginning on page PR-3, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES OFFERED	MAXIMUM AGREGATE OFFERIG PRICE	AMOUNT OF REGISTRATION FEE (1)
Reverse Convertible Notes linked to OVTI due August 28, 2007	$1,849,000.00	$56.77
Reverse Convertible Notes linked to RMBS due May 29, 2007	$2,490,000.00	$76.45
Reverse Convertible Notes linked to JDSU due May 29, 2007	$225,000.00	$6.91
Reverse Convertible Notes linked to CNX due February 28, 2008	$230,000.00	$7.07
Reverse Convertible Notes linked to LPL due August 28, 2007	$225,000.00	$6.91
Reverse Convertible Notes linked to CSCO due February 28, 2008	$220,000.00	$6.76

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

HSBC SECURITIES (USA) INC.
February 23, 2007

TABLE OF CONTENTS
Page

GENERAL TERMS	PR-3

RISK FACTORS	PR-3

SUMMARY	PR-3

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	PR-4

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION	PR-5

GENERAL TERMS

This pricing supplement relates to six separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page PR-3 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset falls below the barrier price on any day, but the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2.	Youwill not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through December 29, 2006 and for the period from January 3, 2007 through February 23, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES
The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price;
•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or
•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

OMNIVISION TECHNOLOGIES, INC. (OVTI)

Description of OMNIVISION TECHNOLOGIES, INC.

According to publicly available information, OMNIVISION TECHNOLOGIES, INC. (“OmniVision”) engages in the design, development, and marketing of semiconductor image sensor devices. OmniVision’s image-sensing devices, referred under the name CameraChips, are used to capture an image and used in various commercial and consumer mass-market applications. The CameraChips are used in various consumer applications, such as camera cell phones, digital still and video cameras, personal computer camera applications, and interactive video and digital toy cameras. In addition, CameraChips are integrated into security and surveillance products and analog toy cameras, automotive products, and medical imaging devices. Further, OmniVision designs and develops software drivers for various computer operating systems, as well as embedded operating systems. OmniVision sells its products directly to original equipment manufacturers and value added resellers, and indirectly through distributors.

Omnivision’s SEC file number is 000-29939.

Historical Performance of Omnivision

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	6.23	2.96	5.52
June 28, 2002	7.35	4.75	7.12
September 30, 2002	7.30	2.96	3.30
December 31, 2002	9.77	2.70	6.79
March 31, 2003	12.32	6.33	10.36
June 30, 2003	18.74	10.37	15.57
September 30, 2003	25.74	15.26	21.11
December 31, 2003	33.83	20.94	27.63
March 31, 2004	33.46	22.24	27.31
June 30, 2004	29.65	14.78	15.95
September 30, 2004	16.00	8.96	14.15
December 31, 2004	20.34	13.75	18.35
March 31, 2005	20.91	15.06	15.15
June 30, 2005	16.65	13.00	13.59
September 30, 2005	15.53	11.94	12.62
December 30, 2005	22.49	11.74	19.96
March 31, 2006	30.98	20.19	30.20
June 30, 2006	34.49	19.86	21.12
September 29, 2006	21.50	13.85	14.27
December 29, 2006	18.90	13.45	13.65
January 3, 2007 to February 23, 2007	14.03	11.00	13.83

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 22.60 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.14 per cent constitutes interest on the Deposit and 17.46 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Omnivision

Initial Price:	USD 13.83

Barrier Price:	USD 10.37

Interest Rate:	22.60 per cent per annum

Physical Delivery Amount:	72 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.30%		100.00%
+	90%	11.30%		90.00%
+	80%	11.30%		80.00%
+	70%	11.30%		70.00%
+	60%	11.30%		60.00%
+	50%	11.30%		50.00%
+	40%	11.30%		40.00%
+	30%	11.30%		30.00%
+	20%	11.30%		20.00%
+	10%	11.30%		10.00%
	0%	11.30%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.30%	11.30%	-10.00%
-	20%	-8.70%	11.30%	-20.00%
-	30%	-18.70%	N/A	-30.00%
-	40%	-28.70%	N/A	-40.00%
-	50%	-38.70%	N/A	-50.00%
-	60%	-48.70%	N/A	-60.00%
-	70%	-58.70%	N/A	-70.00%
-	80%	-68.70%	N/A	-80.00%
-	90%	-78.70%	N/A	-90.00%
-	100%	-88.70%	N/A	-100.00%

RAMBUS INC. (RMBS)

Description of RAMBUS INC.

According to publicly available information, RAMBUS INC. (“Rambus”) engages in the invention and license of chip interface technologies in California. Rambus’ memory interface products include DDR interface solution, which provides a comprehensive suite of interface cells and services; RDRAM memory interface, which enables exceptional system bandwidth-to-cost ratios for a broad range of consumer electronic, networking, and computing applications; and XDR DRAM technology, a total memory system solution, which is used for graphics processing, consumer electronics, network, and server applications. Rambus’ logic interfaces products include PCI express interface products, which support applications in computing, communications, and consumer electronics systems, including graphics, core electronics chip sets, switch, and bridge chips; high-speed input/output interfaces; networking interfaces; and interface solutions for high speed backplane application. Rambus’ licensed products are used in a range of computing, consumer electronics, and communications applications.

Rambus’s SEC file number is 000-22339.

Historical Performance of Rambus

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.58	5.35	7.79
June 28, 2002	8.10	3.08	4.09
September 30, 2002	6.75	3.75	4.34
December 31, 2002	9.75	3.90	6.71
March 31, 2003	16.97	6.75	13.21
June 30, 2003	20.17	12.78	16.52
September 30, 2003	21.00	15.20	16.84
December 31, 2003	32.65	16.60	30.70
March 31, 2004	36.56	23.59	28.02
June 30, 2004	29.69	15.55	17.73
September 30, 2004	18.25	12.34	15.69
December 31, 2004	27.85	14.87	23.00
March 31, 2005	23.79	12.95	15.07
June 30, 2005	16.14	13.16	13.38
September 30, 2005	14.65	10.22	12.10
December 30, 2005	18.00	10.75	16.19
March 31, 2006	40.22	17.50	39.34
June 30, 2006	46.99	19.79	22.81
September 29, 2006	25.38	10.25	17.44
December 29, 2006	23.83	15.87	18.93
January 3, 2007 to February 23, 2007	23.95	17.31	21.79

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 15.39 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Rambus

Initial Price:	USD 21.79

Barrier Price:	USD 15.25

Interest Rate:	20.50 per cent per annum

Physical Delivery Amount:	45 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.125%		100.00%
+	90%	5.125%		90.00%
+	80%	5.125%		80.00%
+	70%	5.125%		70.00%
+	60%	5.125%		60.00%
+	50%	5.125%		50.00%
+	40%	5.125%		40.00%
+	30%	5.125%		30.00%
+	20%	5.125%		20.00%
+	10%	5.125%		10.00%
	0%	5.125%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.875%	5.125%	-10.00%
-	20%	-14.875%	5.125%	-20.00%
-	30%	-24.875%	5.125%	-30.00%
-	40%	-34.875%	N/A	-40.00%
-	50%	-44.875%	N/A	-50.00%
-	60%	-54.875%	N/A	-60.00%
-	70%	-64.875%	N/A	-70.00%
-	80%	-74.875%	N/A	-80.00%
-	90%	-84.875%	N/A	-90.00%
-	100%	-94.875%	N/A	-100.00%

JDS UNIPHASE CORPORATION (JDSU)

Description of JDS UNIPHASE CORPORATION

According to publicly available information, JDS UNIPHASE CORPORATION (“JDSU”) provides communications test and measurement solutions, and optical products. JDSU operates in three segments: Optical Communications, Communications Test and Measurement, and Advanced Optical Technologies. The Optical Communications segment provides components, modules, and subsystems used by communications equipment providers for telecommunications, data communications, and cable television networks. Its products include transmitters, receivers, amplifiers, multiplexers and demultiplexers, add/drop modules, switches, optical performance monitors and couplers. The Communications Test and Measurement segment provides a portfolio of equipment, systems, and services used to enable the design, deployment, and maintenance of communication equipment and networks. The Advanced Optical Technologies segment provides coated optics document authentication, brand protection, and product differentiation solutions for a range of public and private sector markets. Its specific product applications include computer monitors and flat panel displays, projection systems, photocopiers, facsimile machines, scanners, security products, and decorative surface treatments.

JDSU’s SEC file number is 000-22874.

Historical Performance of JDSU

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	82.72	37.92	47.12
June 28, 2002	49.60	17.92	21.36
September 30, 2002	32.56	14.56	15.58
December 31, 2002	28.82	12.64	19.76
March 31, 2003	28.16	19.84	22.80
June 30, 2003	37.68	22.70	27.98
September 30, 2003	35.20	20.80	28.80
December 31, 2003	32.56	24.48	29.12
March 31, 2004	47.08	29.36	32.56
June 30, 2004	36.24	23.52	30.32
September 30, 2004	30.40	22.72	26.96
December 31, 2004	28.69	23.76	25.36
March 31, 2005	26.08	12.48	13.36
June 30, 2005	13.92	10.56	12.16
September 30, 2005	17.84	11.68	17.76
December 30, 2005	22.40	13.92	18.88
March 31, 2006	34.40	18.54	33.36
June 30, 2006	33.44	18.08	20.24
September 29, 2006	21.60	16.00	17.52
December 29, 2006	19.66	13.93	16.66
January 3, 2007 to February 23, 2007	17.99	15.50	16.88

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.11 per cent constitutes interest on the Deposit and 7.89 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	JDSU

Initial Price:	USD 16.88

Barrier Price:	USD 13.50

Interest Rate:	13.00 per cent per annum

Physical Delivery Amount:	59 shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.25%		100.00%
+	90%	3.25%		90.00%
+	80%	3.25%		80.00%
+	70%	3.25%		70.00%
+	60%	3.25%		60.00%
+	50%	3.25%		50.00%
+	40%	3.25%		40.00%
+	30%	3.25%		30.00%
+	20%	3.25%		20.00%
+	10%	3.25%		10.00%
	0%	3.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.75%	3.25%	-10.00%
-	20%	-16.75%	3.25%	-20.00%
-	30%	-26.75%	N/A	-30.00%
-	40%	-36.75%	N/A	-40.00%
-	50%	-46.75%	N/A	-50.00%
-	60%	-56.75%	N/A	-60.00%
-	70%	-66.75%	N/A	-70.00%
-	80%	-76.75%	N/A	-80.00%
-	90%	-86.75%	N/A	-90.00%
-	100%	-96.75%	N/A	-100.00%

CONSOL ENERGY INC. (CNX)

Description of CONSOL ENERGY INC.

According to publicly available information, CONSOL ENERGY INC. (“Consol”) engages in the production of multifuel energy and provision of energy services primarily to electric power generation industry in the United States. Consol is involved in the mining, preparation, and marketing of steam coal, primarily to power generators, as well as metallurgical coal to metal and coke producers. Consol also engages in the production and sale of coalbed methane gas primarily to gas wholesalers. Consol was founded in 1991 and is based in Pittsburgh, Pennsylvania

Consol’s SEC file number is 001-14901.

Historical Performance of Consol

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	13.75	10.60	13.13
June 28, 2002	14.16	10.63	10.63
September 30, 2002	10.77	4.90	6.33
December 31, 2002	8.95	5.33	8.64
March 31, 2003	9.01	7.28	8.27
June 30, 2003	12.31	7.83	11.37
September 30, 2003	11.48	9.09	9.29
December 31, 2003	13.40	9.34	12.95
March 31, 2004	15.01	10.12	13.40
June 30, 2004	18.37	12.43	18.00
September 30, 2004	19.63	14.90	17.45
December 31, 2004	21.95	16.06	20.53
March 31, 2005	24.63	18.58	23.51
June 30, 2005	27.50	20.78	26.79
September 30, 2005	38.73	26.85	38.14
December 30, 2005	39.91	26.80	32.59
March 31, 2006	37.71	30.00	37.08
June 30, 2006	49.09	35.12	46.72
September 29, 2006	48.90	28.07	31.73
December 29, 2006	38.71	28.69	32.13
January 3, 2007 to February 23, 2007	38.06	29.15	37.67

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.14 per cent constitutes interest on the Deposit and 4.86 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Consol

Initial Price:	USD 37.67

Barrier Price:	USD 28.25

Interest Rate:	10.00 per cent per annum

Physical Delivery Amount:	26 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.00%		100.00%
+	90%	10.00%		90.00%
+	80%	10.00%		80.00%
+	70%	10.00%		70.00%
+	60%	10.00%		60.00%
+	50%	10.00%		50.00%
+	40%	10.00%		40.00%
+	30%	10.00%		30.00%
+	20%	10.00%		20.00%
+	10%	10.00%		10.00%
	0%	10.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.00%	10.00%	-10.00%
-	20%	-10.00%	10.00%	-20.00%
-	30%	-20.00%	N/A	-30.00%
-	40%	-30.00%	N/A	-40.00%
-	50%	-40.00%	N/A	-50.00%
-	60%	-50.00%	N/A	-60.00%
-	70%	-60.00%	N/A	-70.00%
-	80%	-70.00%	N/A	-80.00%
-	90%	-80.00%	N/A	-90.00%
-	100%	-90.00%	N/A	-100.00%

LG.PHILIPS LCD CO., LTD. (LPL)

Description of LG.Philips LCD Co., Ltd.

According to publicly available information, LG.Philips LCD Co., Ltd. (“LPL”) engages in the manufacture and supply of thin film transistor liquid crystal displays (TFT-LCD) to original equipment manufacturers and multinational corporations. LPL manufactures TFT-LCD panels in various sizes and specifications primarily for use in notebook computers, desktop monitors, televisions, and industrial and other applications. LPL also manufactures its products for handheld application products, such as mobile phones and personal digital assistants, as well as for industrial and other applications, which include entertainment systems, automobile navigation systems, aircraft instrumentation, and medical diagnostic equipment. In addition, LPL supplies high-definition television panels. LPL sells its products primarily in the United States, Korea, Asia, and Europe. The American Depositary Shares of LPL started trading on the New York Stock Exchange on July 16, 2004; therefore, the historical prices of LPL commenced on and from July 16, 2004.

LPL’s SEC file number is 001-32238.

Historical Performance of LPL

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	16.02	13.55	15.15
December 31, 2004	18.56	13.22	17.99
March 31, 2005	22.13	16.75	21.55
June 30, 2005	26.60	21.11	22.86
September 30, 2005	24.81	19.84	20.56
December 30, 2005	23.01	18.01	21.46
March 31, 2006	24.49	19.46	22.70
June 30, 2006	23.54	14.83	18.12
September 29, 2006	20.05	15.95	16.59
December 29, 2006	17.09	13.73	15.07
January 3, 2007 to February 23, 2007	17.44	13.83	17.21

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 9.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.14 per cent constitutes interest on the Deposit and 3.86 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	LPL

Initial Price:	USD 17.21

Barrier Price:	USD 13.77

Interest Rate:	9.00 per cent per annum

Physical Delivery Amount:	58 shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.50%		100.00%
+	90%	4.50%		90.00%
+	80%	4.50%		80.00%
+	70%	4.50%		70.00%
+	60%	4.50%		60.00%
+	50%	4.50%		50.00%
+	40%	4.50%		40.00%
+	30%	4.50%		30.00%
+	20%	4.50%		20.00%
+	10%	4.50%		10.00%
	0%	4.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.50%	4.50%	-10.00%
-	20%	-15.50%	4.50%	-20.00%
-	30%	-25.50%	N/A	-30.00%
-	40%	-35.50%	N/A	-40.00%
-	50%	-45.50%	N/A	-50.00%
-	60%	-55.50%	N/A	-60.00%
-	70%	-65.50%	N/A	-70.00%
-	80%	-75.50%	N/A	-80.00%
-	90%	-85.50%	N/A	-90.00%
-	100%	-95.50%	N/A	-100.00%

CISCO SYSTEMS, INC. (CSCO)

Description of CISCO SYSTEMS, INC.

According to publicly available information, CISCO SYSTEMS, INC. (“Cisco”) designs, manufactures, and sells IP-based networking and other products relating to the communications and information technology industry worldwide. Cisco provides products for transporting data, voice, and video within buildings, across campuses, and around the world. Cisco offers routers, which interconnect computer networks; and switching systems, which offer connectivity to end users, workstations, and servers. Cisco also offers application networking services products; home networking products, such as voice and data modems, network cards, media adapters, Internet video cameras, and USB adapters; and hosted small-business systems, including integrated voice and data products. In addition, Cisco provides optical networking products; network security products and services; storage area networking products; Unified Communications, an integrated system that provides voice, video, data, and Web services; and video systems.

Cisco’s SEC file number is 000-18225.

Historical Performance of Cisco

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	21.84	14.15	16.93
June 28, 2002	17.55	12.28	13.95
September 30, 2002	15.29	10.39	10.48
December 31, 2002	15.48	8.12	13.10
March 31, 2003	15.63	12.33	12.98
June 30, 2003	19.10	12.80	16.79
September 30, 2003	21.56	16.57	19.59
December 31, 2003	24.60	19.24	24.23
March 31, 2004	29.39	21.94	23.57
June 30, 2004	24.83	20.68	23.70
September 30, 2004	23.68	17.53	18.10
December 31, 2004	20.35	17.80	19.32
March 31, 2005	19.61	17.13	17.89
June 30, 2005	20.25	17.01	19.08
September 30, 2005	20.23	17.30	17.92
December 30, 2005	18.12	16.83	17.12
March 31, 2006	22.00	17.18	21.67
June 30, 2006	22.00	19.08	19.53
September 29, 2006	23.53	17.10	22.98
December 29, 2006	27.96	22.80	27.33
January 3, 2007 to February 23, 2007	28.99	25.76	27.51

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 8.40 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, 5.14 per cent constitutes interest on the Deposit and 3.26 per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Cisco

Initial Price:	USD 27.51

Barrier Price:	USD 23.38

Interest Rate:	8.40 per cent per annum

Physical Delivery Amount:	36 shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.40%		100.00%
+	90%	8.40%		90.00%
+	80%	8.40%		80.00%
+	70%	8.40%		70.00%
+	60%	8.40%		60.00%
+	50%	8.40%		50.00%
+	40%	8.40%		40.00%
+	30%	8.40%		30.00%
+	20%	8.40%		20.00%
+	10%	8.40%		10.00%
	0%	8.40%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-1.60%	8.40%	-10.00%
-	20%	-11.60%	N/A	-20.00%
-	30%	-21.60%	N/A	-30.00%
-	40%	-31.60%	N/A	-40.00%
-	50%	-41.60%	N/A	-50.00%
-	60%	-51.60%	N/A	-60.00%
-	70%	-61.60%	N/A	-70.00%
-	80%	-71.60%	N/A	-80.00%
-	90%	-81.60%	N/A	-90.00%
-	100%	-91.60%	N/A	-100.00%